Exhibit 99.1

BancTrust Financial Group, Inc. Announces End of Capital Raise as an Independent Entity and Review of Strategic Alternatives

MOBILE, Ala.--(BUSINESS WIRE)--March 21, 2012--BancTrust Financial Group, Inc. (NASDAQ: BTFG) (the “Company” or “BancTrust”) today announced it has ended its efforts to recapitalize the Company as an independent entity. Previously, the Company entered into an agreement with two private equity firms to serve as lead investors providing approximately 49% of the anticipated capital to be raised. In turn, the Company provided the investors an exclusivity commitment during the pendency of the additional capital raise. That exclusivity period has expired without a successful capital raise and without any obligation to pay a termination fee.

“While we began the capital raise believing we could generate significant shareholder value as a recapitalized independent entity competing through our franchise in the markets in which we operate, it became increasingly clear as the process neared conclusion that the recapitalization could only be effected at a price level that was not in our shareholders’ interest. Instead, the Board of Directors has authorized management to seek a recapitalization of the Company through a strategic merger, and we are in the process of pursuing that strategy,” stated Bibb Lamar, Jr., President and Chief Executive Officer of BancTrust Financial Group, Inc. BancTrust has hired Keefe, Bruyette & Woods, Inc. as its financial advisor and to assist BancTrust in evaluating strategic merger opportunities.

In connection with the capital raise due diligence process, BancTrust completed an in-depth review of asset quality, other real estate owned carrying values, and the adequacy of its allowance for credit losses. Earlier this month, management undertook a careful analysis as to whether, given the recently received information generated by this review, additional provisions and write-downs should be made in the fourth quarter of 2011. BancTrust, in consultation with its independent registered public accounting firm and with the concurrence of the Audit Committee of the Board of Directors, concluded that certain asset quality indicators and the expected liquidation horizon of nonperforming assets warrant an increase in its provision for loan losses and a decrease in the carrying value of certain other real estate owned, and that these matters should be included in the results of operations for the fourth quarter of 2011.

As a result, for the quarter and year ended December 31, 2011, the Company has decided to increase its provision for loan losses by $13.25 million and write down the net carrying value of other real estate owned by $27.00 million. The Company has also elected to expense $1.20 million of previously deferred costs associated with the capital raise during the 2011 fiscal year. The Company expects to recognize an additional $2.00 million of capital raise expenses in the first quarter of 2012. The 2011 adjustments require the Company to establish a valuation allowance for its net deferred tax asset resulting in an increased income tax expense of approximately $8.04 million for the quarter and year ended December 31, 2011. The combination of these 2011 adjustments is expected to result in a net loss to common shareholders for the fourth quarter of 2011 of approximately $50.48 million and for the fiscal year ended December 31, 2011, of approximately $50.94 million.

On January 31, 2012, BancTrust released preliminary unaudited financial results for the quarter and year ended December 31, 2011. The unaudited financial results reflected a loss to common shareholders for the fourth quarter of 2011 of $971,000, and for the fiscal year ended December 31, 2011, of $1.4 million. The additional adjustments outlined herein will be reflected in the financial information included in the Company’s Annual Report on Form 10-K.

Despite the increased net loss, both the Company and its subsidiary bank will remain “well capitalized” entities. With the 2011 adjustments, at December 31, 2011, the Company had Tier 1 leverage capital of 7.13%, Tier 1 capital to risk-weighted assets of 10.48%, and total capital to risk-weighted assets of 11.75%.

“By making these adjustments to its provision for loan losses and asset values, while still remaining well capitalized, we believe that BancTrust is now in a stronger position for the future and to engage in a strategic transaction to enhance shareholder value,” stated Mr. Lamar.

The Company is currently in discussions with the Federal Deposit Insurance Corporation (the “FDIC”) as receiver for Silverton Bank, N.A., to make certain modifications to its $20 million loan held by the FDIC and that is secured by all of the capital stock of the Company’s subsidiary bank, including removing any requirement that the Company must make any principal curtailment payments until the loan matures in April 2013.

In addition, BancTrust has determined that it is in the best interests of the Company and its shareholders to defer future interest payments on its two outstanding series of trust preferred securities. This deferral is permitted under the applicable indentures for both series of trust preferred securities for up to five years without penalty or default. BancTrust will also cease to declare and make future dividend payments on its Series A preferred stock, which is also a permitted deferral. These actions are intended to assist BancTrust in maintaining its well capitalized status while it explores strategic alternatives to recapitalize itself.

About BancTrust Financial Group, Inc.

BancTrust Financial Group, Inc. is a registered bank holding company headquartered in Mobile, Alabama. The Company provides an array of traditional financial services through 41 bank offices in the southern two thirds of Alabama and nine bank offices in northwest Florida. BancTrust’s common stock is listed on the NASDAQ Global Select Market under the symbol BTFG. Additional information concerning BancTrust can be accessed at www.banktrustonline.com by following the link to investor relations.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning and subject to the protection of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the use of words such as “expect,” “may,” “could,” “intend,” “project,” “hope,” “schedule,” “outlook,” “estimate,” “anticipate,” “should,” “will,” “plan,” “believe,” “continue,” “predict,” “contemplate” and similar expressions. Our ability to accurately project results or predict the future effects of our plans and strategies is inherently limited. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward looking statements. Our forward-looking statements are based on information presently available to management and are subject to various risks and uncertainties, in addition to the inherent uncertainty of predictions, including, without limitation, risks that competitive pressures among depository and other financial institutions may increase significantly; changes in the interest rate environment may reduce margins; general economic conditions may be less favorable than expected, resulting in, among other things, a further deterioration in credit quality and/or a reduction in demand for credit; legislative or regulatory changes, including changes in accounting standards and changes resulting from the Emergency Economic Stabilization Act of 2008, American Recovery and Reinvestment Act of 2009, Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and programs enacted by the U. S. Treasury and BancTrust’s regulators to address capital and liquidity concerns in the financial system, may adversely affect the business in which BancTrust is engaged; BancTrust may be unable to obtain required shareholder or regulatory approval or financing for any proposed acquisition or other strategic or capital raising transactions; costs or difficulties related to the integration of BancTrust’s businesses may be greater than expected; deposit attrition, customer loss or revenue loss following acquisitions may be greater than expected; competitors may have greater financial resources and develop products that enable these competitors to compete more successfully than BancTrust can compete; and the other risks described in BancTrust’s SEC reports and filings under “Cautionary Note Concerning Forward-Looking Statements” and “Risk Factors.” You should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. BancTrust has no obligation and does not undertake to publicly update, revise or correct any of its forward-looking statements after the date of this press release, or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events or otherwise.

CONTACT:
BancTrust Financial Group, Inc.
F. Michael Johnson, Chief Financial Officer, 251-431-7813